EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105292 on Form S-8 of East West Bancorp, Inc. of our report dated June 23, 2015 appearing in this Annual Report on Form 11-K of East West Bank Employees 401(k) Savings Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

South Bend, Indiana
June 23, 2015